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                                                                   EXHIBIT 10.14

                                                                  EXECUTION COPY

                           STOCK REPURCHASE AGREEMENT

          THIS AGREEMENT is made and entered this 9th day of November, 2001, by and between George E. Richmond ("Shareholder") and Young Innovations, Inc., a Missouri corporation (the "Company").

          WHEREAS, Shareholder, members of Shareholder's family and trusts held for the benefit of Shareholder or his family are the record and beneficial owner of all right, title and interest in and to an aggregate of 3,925,206 shares of the issued and outstanding common stock of the Company, $0.01 par value per share (stock owned by Shareholder is referred to as the "Shareholder Common Stock");

          WHEREAS, the Company desires to reduce the concentrated ownership by Shareholder in order that (i) ownership of the Company's Common Stock is more distributed and (ii) Shareholder will no longer possess sufficient voting power to control the Company unilaterally or together with members of Shareholder's family or trusts holding shares for the benefit thereof; and

          WHEREAS, the Board of Directors of the Company has approved the repurchase of seven hundred thousand (700,000) shares of the Shareholder Common Stock (the "Repurchased Shares") in exchange for the Purchase Price in accordance with and subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

          1. REDEMPTION AND EXCHANGE OF STOCK. At the Closing (as hereinafter defined), (i) Shareholder shall or shall cause The George E. Richmond Revocable Living Trust, as amended (the "Trust") to surrender for repurchase by transfer to the Company, and the Company shall repurchase and accept all right, title and interest in the Repurchased Shares and (ii) as consideration for such repurchase, the Company shall transfer, assign and deliver to Shareholder, and Shareholder shall accept cash in the amount of $14,700,000 (the "Purchase Price").

          2. THE CLOSING AND TRANSFER OF STOCK.

          2.1. CLOSING. The repurchase of stock contemplated by this Agreement (the "Closing") shall occur on November 9, 2001 at such time or place as may be mutually agreed upon by the parties (the "Closing Date"). Upon consummation, the Closing shall be deemed to take place as of the close of business on the Closing Date.

          2.2. DELIVERIES BY THE SHAREHOLDER. At the Closing, Shareholder shall deliver or cause to be delivered the following:

          (a) certificates evidencing all of the Repurchased Shares with fully executed stock powers; and

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          (b)  such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

          2.3. DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver or cause to be delivered the following:

          (a) the Purchase Price by wire transfer in accordance with the instructions set forth on Schedule A attached hereto; and

          (b) such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

          3. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder hereby represents and warrants to the Company as of the date hereof, and as of the Closing, as follows:

          3.1. AUTHORITY. Each of Shareholder and the Trust has full legal right, power, capacity and authority, without the consent of any other person, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby. All actions required to be taken by Shareholder and the Trust to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby (including any consultation, approval or other action by or with any other person) have been duly and properly taken. The execution, delivery and performance by each of the Shareholder and the Trust of this Agreement and the consummation of the transactions contemplated hereby (i) require no action by or in respect of, or filing with, any governmental entity, and (ii) do not and will not contravene or constitute a default, violation or breach under, or give rise to, a right of termination, cancellation or acceleration of any right or obligation of Shareholder or the Trust or to a loss of any benefit of Shareholder or the Trust under, any provision of applicable law or regulation or any agreement, judgment, injunction, indenture, deed of trust, order, decree, or other instrument binding on Shareholder or the Trust or any of their respective properties or result in the imposition of any Lien (as hereinafter defined) on the Repurchased Shares. The Repurchased Shares do not constitute community property and are not otherwise owned or held in a manner that requires spousal or other approval for this Agreement to be legal, valid and binding.

          3.2. VALIDITY. This Agreement has been duly executed and delivered and is the lawful, valid and legally binding obligation of each of Shareholder and the Trust, enforceable in accordance with its terms.

          3.3. OWNERSHIP OF REPURCHASED SHARES. As of the date hereof, the Trust is, and at the Closing shall be, the sole record, legal and beneficial owner of the Repurchased Shares, and the Trust has good, valid and marketable title to the Repurchased Shares registered in its name and the absolute right, power and capacity to sell, assign, transfer and deliver the same to the Company free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, transfer restrictions, voting trust arrangements, claims and imperfections of any nature whatsoever (collectively, "Lien"). None of the Repurchased Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such

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Repurchased Shares. Upon delivery of the certificates for the Repurchased Shares to the Company, the Company will have good, valid and marketable title to such shares free and clear of all Liens.

          3.4. SUBSEQUENT TRANSFERS. Shareholder will cause the transfer of a portion of Shareholder Common Stock in accordance with Section 4.1 hereof.

          4. OTHER PROVISIONS.

          4.1. Shareholder agrees that on or before May 8, 2003, he will transfer 435,000 shares of the Shareholder's Common Stock (appropriately adjusted for stock splits, stock dividends or similar events) (the "Required Number of Shares") to (a) a charitable remainder trust (within the meaning of
Section 664 of the Internal Revenue of Code 1986, as amended (the "Code") or charity described in Section 501(c)(3) of the Code, and/or (b) an unaffiliated third party, in each case, to a transferee whose ownership of such shares would not in whole or in part, be attributed to Shareholder under Section 318 of the Internal Revenue Code of 1986, as amended (the "Code") and who is neither controlled by, nor substantially under the controlling influence of, Shareholder (individually, a "Permitted Transferee"; collectively, the "Permitted Transferees"). If Shareholder does not dispose of the Required Number of Shares by May 8, 2003, Shareholder agrees that Company will on such date: (a) cause Shareholder to transfer ninety-five percent (95%) of Required Number of Shares which have not been transferred to one or more Permitted Transferees in accordance with this Section 4.1 to one or more charities described in Section 501(c)(3) of the Code chosen by Company which charities are based in Missouri and are a Permitted Transferee; and (b) purchase five percent (5%) of the Required Number of Shares which have not been transferred to one or more Permitted Transferees in accordance with this Section 4.1 for aggregate consideration of $1.00, with the closing of such share purchase to occur immediately after the transfer to the charity. For purposes of this Section 4.1, Shareholder's obligation to transfer shares shall be satisfied to the extent that shares currently owned by his family members that are attributable to Shareholder under Section 318 of the Code are transferred to one or more Permitted Transferees and are not subsequently treated as owned by Shareholder under Section 318 of the Code.

          4.2. AMENDMENT, WAIVER AND ENFORCEMENT. No amendment or waiver of or consent to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If Shareholder breaches
Section 4.1 of this Agreement, Shareholder agrees that (a) the Company shall be entitled to enforce Section 4.1 by specific performance, and (b) in connection with the Company's enforcement of Section 4.1, Shareholder will not contest the assertion, if any, by the Company that monetary damages do not provide an adequate remedy.

          4.3. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing.

          4.4. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

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          4.5. PARTIES IN INTEREST. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns.

          4.6. ENTIRE TRANSACTION. This Agreement and the documents referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements and understandings among the parties.

          4.7. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Missouri.

          4.8. HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed all as of the date first written above.

YOUNG INNOVATIONS, INC.

By:   /s/ Arthur L. Herbst, Jr.                 /s/ George E. Richmond
      -------------------------------           --------------------------
      Name:   Arthur L. Herbst, Jr.             George E. Richmond
      Title:  Vice President Strategic
              Planning and Chief
              Financial Officer

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